UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2005

NII HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or otherjurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (I.R.S. Employer Identification No.)

10700 Parkridge Boulevard, Suite 600, Reston, Virginia        20191
(Address of principal executive offices)                                  (Zip Code)

Registrant’s telephone number, including area code: (703) 390-5100

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

      First Quarter 2005 Results. On April 29, 2005, we issued a press release announcing certain financial and operating results for the three months ended March 31, 2005. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02.

     Non-GAAP Reconciliations. As we have previously reported, until September 30, 2004, we presented the financial information of our consolidated foreign operating companies in our consolidated financial statements utilizing accounts as of a date one month earlier than the accounts of the parent company, U.S. subsidiaries and our non-operating non-U.S. subsidiaries, which we refer to as our one-month lag reporting policy. As a result, the financial position, results of operations and cash flows of each of our wholly-owned foreign operating companies in Mexico, Brazil, Argentina, Peru and Chile were presented as of, and for a period ended on, a date that was one month earlier than the date for the financial information relating to our parent company, U.S. subsidiaries and our non-operating non-U.S. subsidiaries.

     Over the past several years, we have redesigned processes to increase the timeliness of internal reporting. We have established common and updated financial information systems. As a result of these improvements, we eliminated the one-month reporting lag on October 1, 2004, effective January 1, 2004, and now report consolidated results using a consistent calendar year reporting period for the entire company. Therefore, our consolidated results for the year ended December 31, 2004 and for each of the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 have all been presented on a calendar basis and are included in Exhibit 99.2 to this report.

     The information that we include in our annual and quarterly earnings releases includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP, such as consolidated operating income before depreciation and amortization (OIBDA), average monthly revenue per handset/unit in service (ARPU), cost per gross add (CPGA), and net debt to OIBDA. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. We have previously included reconciliations of these non-GAAP measures on a lagged basis in both our earnings releases and through the investor relations link on our web site at www.nii.com. These reconciliations are now being presented on a calendar basis for 2004, consistent with the current presentation of our consolidated results.

     Our non-lagged calendar basis results of operations for the year ended December 31, 2004 and for each of the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, as well as the reconciliation of our non-GAAP financial measures for the same periods are being furnished as Exhibit 99.2 to this report and are incorporated by reference into this Item 2.02.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits. The following exhibits are being furnished pursuant to Item 2.02 above.

Exhibit No.	Description
99.1	Press Release dated April 29, 2005.

99.2	2004 Consolidated Statements of Operations—Non-Lagged Basis and Reconciliations of Non-GAAP Financial Measures for 2004— Non-Lagged Basis.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

By: /s/ ROBERT J. GILKER
     Robert J. Gilker
     Vice President and General Counsel

Date: April 29, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 29, 2005.

99.2	2004 Consolidated Statements of Operations—Non-Lagged Basis and Reconciliations of Non-GAAP Financial Measures for 2004—Non-Lagged Basis.